INVESTMENT COMPANY SERVICE AGREEMENT
                       PIONEER MUNICIPAL HIGH INCOME TRUST

                                   July , 2003

      Pioneer Municipal High Income Trust, a Delaware business trust with its principal place of business at 60 State Street, Boston, Massachusetts 02109 ("Customer"), and Pioneer Investment Management Shareholder Services, Inc., a Massachusetts corporation, and a Member of the UniCredito Banking Group, Register of Banking Groups, with its principal place of business at 60 State Street, Boston, Massachusetts 02109 ("PIMSS"), hereby agree as follows:

      1. SERVICES TO BE PROVIDED BY PIMSS. During the term of this Agreement, PIMSS will provide to the Common Shares of beneficial interest of Customer (the "Account"), with the services described in Exhibit B ("Exhibit B") to the Service Agreement for Sub-Transfer Agency Services to Pioneer Municipal High Income Trust, dated the date hereof, between PIMSS and Mellon Investor Services LLC ("Mellon"), a copy of which exhibit is attached hereto and incorporated herein by reference. It is understood that PIMSS may subcontract any of such services to one or more firms designated by PIMSS, provided that PIMSS (i) except as provided herein, shall be solely responsible for all compensation payable to any such firm and (ii) shall be liable to Customer for the acts or omissions of any such firm to the same extent as PIMSS would be liable to Customer with respect to any such act or omission hereunder. Customer acknowledges that PIMSS intends to retain Mellon to act as its agent in providing the services hereunder, provided that PIMSS shall be entitled, without Customer's prior consent to terminate Mellon and to appoint another subcontractor with respect to the services to be provided hereunder.

      2. EFFECTIVE DATE. This Agreement shall become effective on the date hereof (the "Effective Date") and shall continue in effect until it is terminated in accordance with Section 11 below.

      3. DELIVERY OF DOCUMENTATION, MATERIALS AND DATA. Customer shall, from time to time, while this Agreement is in effect deliver all such documentation, materials and data as may be necessary or desirable to enable PIMSS to perform its services hereunder.

      4. REPORTS AND MAINTENANCE OF RECORDS BY PIMSS. PIMSS will furnish, or cause Mellon to finish, to Customer and to properly authorized auditors, examiners, distributors, dealers, underwriters, salesmen, insurance companies, investors, and others designated by Customer in writing, such books, any and all records and reports at such times as are prescribed for each service in the Exhibits attached hereto. Customer agrees to examine or to ask any other authorized recipient to examine each such report or copy promptly and will report or cause to be reported any errors or discrepancies therein of which Customer then has any knowledge. PIMSS may at its option at any time, and shall forthwith upon Customer's demand, turn over to Customer and cease to retain in PIMSS' files, any and all records and documents created and maintained by PIMSS pursuant to this Agreement which are no longer needed by PIMSS in the performance of its services or for its protection.

      If not so turned over to Customer, such documents and reports will be retained by PIMSS for six years from the year of creation, during the first two of which the same shall be in readily accessible form. At the end of six years, such records and documents will be turned over to Customer by PIMSS unless Customer authorizes their destruction.

      5. PIMSS' DUTY OF CARE AND INDEMNIFICATION.

      (a) Limitation of Liability. (i) In the absence of gross negligence or intentional misconduct on its part, PIMSS shall not be liable for any action taken, suffered, or omitted by it (or any of its agents) or for any error of judgment made by it (or any of its agents) in the performance of its duties under this Agreement. In no event will PIMSS be liable for special, indirect, incidental or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if PIMSS has been advised of the possibility of such damages. Any liability of PIMSS will be limited in the aggregate to an amount equal to the fee paid by Customer during the preceding twelve (12) month period.

(ii) In the event any question or dispute arises with respect to PIMSS' duties hereunder, PIMSS shall not be required to act or be held liable or responsible for its failure or refusal to act until the question or dispute has been (i) judicially settled (and, if appropriate, PIMSS may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction that is binding on all parties interested in the matter and is no longer subject to review or appeal, or (ii) settled by a written document in form and substance satisfactory to PIMSS and Customer and executed by Customer. In addition, PIMSS may require for such purpose, but shall not be obligated to require, the execution of such written settlement by parties that may have an interest in the settlement.

      (b) Indemnification. Customer shall indemnify PIMSS and its agents for, and hold it harmless against, any loss, liability, claim or expense ("Loss") arising out of or in connection with its duties under this Agreement or this appointment, including the costs and expenses of defending itself against any Loss or enforcing this Agreement, except to the extent that such Loss shall have been determined by a court of competent jurisdiction to be a result of the gross negligence or intentional misconduct of PIMSS or its agents.

(c) Force Majeure. Neither PIMSS nor its agents shall be liable for any failures, delays or losses, arising directly or indirectly out of conditions beyond its reasonable control, including, but not limited to, acts of government, exchange or market ruling, suspension of trading, work stoppages or labor disputes, civil disobedience, riots, rebellions, electrical or mechanical failure, computer hardware or software failure, communications facilities failures including telephone failure, war, fires, earthquakes, storms, floods, acts of God or similar occurrences.

      6. CONFIDENTIALITY. PIMSS will keep confidential all records and information provided by Customer or by the shareholders of the Account to PIMSS, except to the extent disclosures are required by this Agreement, are required by the Customer's Prospectus and Statement of Additional Information, or are required by a valid subpoena or warrant issued by a court of competent jurisdiction or by a state or federal agency or governmental authority.

      7. CUSTOMER INSPECTION. Upon reasonable notice, in writing signed by Customer, PIMSS shall make available or cause Mellon to make available, during regular business hours, all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by Customer or Customer's agents, including reasonable visitation by Customer or Customer's agents, including inspecting PIMSS' or its agent's operation facilities. PIMSS shall not be liable for injury to or responsible in any way for the safety of any individual visiting PIMSS' or its agent's facilities under the authority of this section. Customer will keep confidential and will cause to keep confidential all confidential information obtained by its employees or agents or any other individual representing Customer while on PIMSS' premises. Confidential information shall include (1) any information of whatever nature regarding PIMSS' or its agent's operations, security procedures, and data processing capabilities, (2) financial information regarding PIMSS, its agents, its affiliates, or subsidiaries, and (3) any information of whatever kind or description regarding any customer of PIMSS, its agents, its affiliates or subsidiaries.

      8. RELIANCE BY PIMSS ON INSTRUCTIONS AND ADVICE; INDEMNITY. PIMSS and its agents shall be entitled to seek advice of Customer's legal counsel with respect to PIMSS' responsibilities and duties hereunder and shall in no event be liable to Customer for any action taken pursuant to such advice, except to the extent that Customer's legal counsel determines in its sole discretion that the rendering of advice to PIMSS would result in a conflict of interest.

      Whenever PIMSS is authorized to take action hereunder pursuant to proper instructions from Customer, PIMSS shall be entitled to rely upon any certificate, letter or other instrument or telephone call or Internet transaction reasonably believed by PIMSS to be genuine and to have been properly made or signed by an officer or other authorized agent of Customer, and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by an officer of Customer or any other person authorized by Customer's Board of Trustees.

      Customer agrees to indemnify and hold PIMSS, its employees, agents and nominees harmless from any and all claims, demands, actions and suits, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way relating to PIMSS' action or non-action upon information, instructions or requests given or made to PIMSS by Customer with respect to the Account.

      Notwithstanding the above, whenever Customer may be asked to indemnify or hold PIMSS harmless, Customer shall be advised of all pertinent facts arising from the situation in question. Additionally, PIMSS will use reasonable care to identify and notify Customer promptly concerning any situation, which presents, actually or potentially, a claim for indemnification against Customer. Customer shall have the option to defend PIMSS against any claim for which PIMSS is entitled to indemnification from Customer under the terms hereof, and in the event Customer so elects, it will notify PIMSS and, thereupon, Customer shall take over complete defense of the claim and PIMSS shall sustain no further legal or other expenses in such a situation for which indemnification shall be sought or entitled. PIMSS may in no event confess any claim or make any compromise in any case in which Customer will be asked to indemnify PIMSS except with Customer's prior written consent.

      9. MAINTENANCE OF DEPOSIT ACCOUNTS. PIMSS shall maintain on behalf of Customer such deposit accounts as are necessary or desirable from time to time to enable PIMSS to carry out the provisions of this Agreement.

      10. COMPENSATION AND REIMBURSEMENT TO PIMSS. For the services rendered by PIMSS under this Agreement, Customer agrees to pay or reimburse PIMSS for the fees and expenses of Mellon set forth on Exhibit B, but shall not be entitled to any other compensation hereunder.

      11. TERMINATION. Either PIMSS or Customer may at any time terminate this Agreement by giving 90 days' prior written notice to the other.

      After the date of termination, for so long as PIMSS in fact continues to perform any one or more of the services contemplated by this Agreement or the Exhibits, the provisions of this Agreement, including without limitation the provisions of Section 8 dealing with indemnification, shall where applicable continue in full force and effect.

      12. REPRESENTATIONS AND WARRANTIES; REQUIRED DOCUMENTS.

            12.1 REPRESENTATIONS AND WARRANTIES OF PIMSS.

            PIMSS represents and warrants to the Customer that:

            (a) It is a corporation duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

            (b) It is duly qualified to carry on its business in The Commonwealth of Massachusetts and the State of Nebraska.

            (c) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement.

            (d) It is empowered under all applicable laws and by its Articles of Organization and By Laws to enter into and perform this Agreement.

            12.2 REPRESENTATIONS AND WARRANTIES OF CUSTOMER.

            Customer represents and warrants to PIMSS and any of its agents (including Mellon, which is specifically entitled to rely upon such representations) that:

(a) the Shares issued and outstanding on the date hereof (other than shares issued to Pioneer Investment Management, Inc. in connection with the initial capitalization of the Trust) have been duly authorized, validly issued and are fully paid and are non-assessable; and any Shares to be issued hereunder, when issued, shall have been duly authorized, validly issued and fully paid and will be non-assessable;

(b) the Shares issued and outstanding on the date hereof have been duly registered under the Securities Act of 1933, as amended (the "Securities Act"), and such registration has become effective, or are exempt from such registration; and have been duly registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or are exempt from such registration;

(c) any Shares to be issued hereunder, when issued shall have been duly registered under the Securities Act, and such registration shall have become effective or shall be exempt from such registration; and shall have been duly registered under the Exchange Act, or shall be exempt from such registration;

(d) the Trust has paid or caused to be paid all taxes, if any, that were payable upon or in respect of the original issuance of the Shares issued and outstanding on the date hereof;

(e) the execution and delivery of this Agreement, and the issuance and any subsequent transfer of the Shares hereunder, do not and will not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the charter or the by-laws of the Trust, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which the Trust is a party or by which it is bound; and this Agreement is enforceable against the Trust in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors' rights generally; and

(f) the Trust agrees to provide to PIMSS and Mellon, on or before the Effective Date, the documentation and notifications listed in Exhibit B hereto.

            12.3 CUSTOMER DOCUMENT DELIVERY.

Customer shall promptly furnish to PIMSS the following:

            (a) A copy of Customer's Agreement and Declaration of Trust and By-Laws and all amendments related thereto.

            (b) A certified copy of the resolution of the Customer's Board of Trustees authorizing the appointment of PIMSS and the execution and delivery of this Agreement.

            (c) A copy of Customer's Registration Statement and all amendments thereto.

      13. LIABILITIES OF THE CUSTOMER NOT OBIGATONS OF TRUSTEES OR SHAREHOLDERS. The parties to this Agreement acknowledge and agree that all liabilities arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, including without limitation, liabilities arising in connection with any agreement of Customer or its Trustees set forth herein to indemnify any party to this Agreement or any other person, shall be satisfied solely out of the assets of the Account and that no Trustee, officer or holder of shares of beneficial interest of Customer shall be personally liable for any of the foregoing liabilities. Customer's Agreement and Declaration of Trust describes in detail the respective responsibilities and limitations on liability of the Trustees, officers, and holders of shares of beneficial interest of Customer.

      14. MISCELLANEOUS. In connection with the operation of this Agreement, PIMSS and Customer may agree from time to time on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions are to be signed by both parties and annexed hereto, but no such provision shall contravene any applicable federal and state law or regulation, and no such provision shall be deemed to be an amendment of this Agreement.

      This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether written or oral.

      If any provision or provisions of this Agreement shall be held invalid, unlawful or unenforceable, the validity, legality, and enforceability of the remaining provisions of the Agreement shall not in any way be affected or impaired.

      This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, Customer and PIMSS have caused this Agreement to be executed in their respective names by their respective officers thereunto duly authorized as of the date first written above.

                                        PIONEER INVESTMENT MANAGMENT
                                        SHAREHOLDER SERVICES, INC.

                                        By:
                                            ------------------------------------
                                            Peggy Schooley
                                            Chief Executive Officer
                                            and President


                                        PIONEER MUNICIPAL HIGH INCOME
                                        TRUST

                                        By:
                                            ------------------------------------
                                            Vincent Nave
                                            Treasurer